UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2019

CESCA THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California		95742

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (916) 858-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	KOOL	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

          Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 30, 2019, Cesca Therapeutics Inc. (the “Company”) entered into a Supply Agreement (the “Agreement”) with Corning Incorporated (“Corning”). The Agreement has an initial term of five years with automatic two-year renewal terms, unless terminated by either party in accordance with the terms of the Agreement (collectively, the “Term”). Pursuant to the Agreement, the Company has granted to Corning exclusive worldwide distribution rights for substantially all X-Series® products under the CAR-TXpress™ platform (the “Products”) manufactured by its subsidiary, ThermoGenesis Corp., for the duration of the Term, subject to certain geographical and other exceptions. In addition, the Company has granted Corning rights of first refusal for the exclusive worldwide distribution of certain future products developed or introduced by the Company relating to cell isolation or cell selection, including any such products substantially related or similar to the Products (the “ROFR Products”). As consideration for the exclusive worldwide distribution rights for the Products and ROFR Products, Corning has agreed to pay a $2,000,000.00 fee, in addition to any amounts payable throughout the Term for the Products and any ROFR Products. The Agreement also contains an option, exercisable by Corning at any time following January 1, 2021, to become the manufacturer for all or any portion of the Products.

The Agreement contains covenants by the Company to negotiate in good faith with Corning regarding price reductions for the Products and, commencing in 2020, cost reduction efforts with respect to development and manufacture of the Products. Moreover, the Agreement contains a most-favored customer provision with respect to the pricing made available to Corning for the Products during the Term. The Agreement contains mutual indemnification provisions on behalf of Corning and the Company, as well as standard warranties with respect to the Products, including that the Products supplied and the services provided (including customer support services for Products sold by Corning) be manufactured or performed, as applicable, in a first class, workmanlike manner by personnel properly trained.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1.	Supply Agreement, dated as of August 30, 2019, between Corning Incorporated and Cesca Therapeutics Inc.*

* Certain schedules and attachments have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon its request. In addition, certain information contained in this exhibit has been redacted on the basis that it (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CESCA THERAPEUTICS INC.
(Registrant)

Dated: September 6, 2019	/s/ Jeff Cauble
Jeff Cauble, Principal Financial and Accounting Officer